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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-14696, No. 33-40952, No. 33-27365, No. 33-42190, and No. 33-64749 of Georgia Gulf Corporation on Form S-8 of our report dated June 20, 2003, relating to the financial statements of Georgia Gulf Corporation Savings and Capital Growth Plan (the "Plan") as of and for the year ended December 31, 2002, appearing in this Form 11-K of the Plan for the year ended December 31, 2002.

/S/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 30, 2003

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INDEPENDENT AUDITORS' CONSENT